THIS DEBENTURE AND ATTACHED WARRANTS, AND THE SECURITIES INTO WHICH THE WARRANTS ARE CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REIGSTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.  FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

BRIDGE LOAN AGREEMENT

10% Debenture

Dated June 25, 2010

$145,000.00

This Bridge Loan is issued by MIDNIGHT CANDLE COMPANY, a Nevada corporation (the “Company”), to LYNN COLE CAPITAL CORPORATION, a Nevada corporation (together with their permitted successors and assigns, collectively referred to herein as the “Holders”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I

Section 1.01                      Principal and Interest.  For value received, on June 25, 2011 (the “Due Date”), the Company hereby promises to pay to the order of the Holders in lawful money of the United States of America and in immediately available funds the principal sum of US$145,000.00 (the “Principal Amount”), together with interest on the unpaid principal of this Debenture at the rate of ten percent (10%) per year (computer on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid.  The Company shall have the option to repay the entire principal amount and all accrued interest at any time on or before the Due Date.

Section 1.02                      Automatic Prepay.  At the closing of private placement offering that nets the Company a minimum of Two Million Dollars (US $2,000,000.00) (the “Financing”) by the Company (the closing of the Financing shall be referred to herein as a “Triggering Event”) (the term “closing” shall mean the date the Company receives at least $2,000,000.00 from the Financing), all of the Principal Amount of this Debenture and all accrued by unpaid interest on that principal (the “Repayment Amount”) shall automatically, and without further action by the Company or Holders, be due and payable to Holders by the Company.  Upon the occurrence of a Triggering Event, the Company shall, within one (1) business day, deliver to Holders the Repayment Amount.

Section 1.03                      Common Stock.  The Company agrees to issue, convey and transfer, and cause to be issued, conveyed and transferred to Holders, 500,000 shares of the Company’s Common Stock (“Equity Interest”).  In the event that the Company shall register its securities with the Securities and Exchange Commission under any form of Registration Statement, other than Form S-8 or S-4, then Holders may require that its shares of Common Stock of the Company also be registered in such Registration Statement.

Holders understand and acknowledge that the Equity Interest to be issued by the Company to Holders in connection with this Note are restricted stock that have not been registered with the SEC and, accordingly cannot be sold unless registered under the Securities Act of 1933 (the "Securities Act") or is the subject of an exemption under the Securities Act, reasonably satisfactory to the Company’s counsel.  Holders are aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject only to the satisfaction of certain conditions

Section 1.04                      Interest Payments.  All accrued interest shall be due and payable on the Due Date and not before.  However, the Company in its sole and absolute discretion, may make interest payments in cash (via wire transfer or certified funds) in advance of the Due Date.  Such payments shall be made to the person in whose name this Debenture is registered.

Section 1.05                      Prepayment.  The Company may prepay this Debenture in whole or in part on any date without premium or penalty; provided, however, any partial prepayment, when made, shall be credited first to interest then due and payable.  The remainder of each such payment shall be then credited to the unpaid principal indebtedness evidenced by the provisions of this Debenture, and interest thereupon shall cease to accrue on any amounts so credited to such unpaid principal.  No partial prepayment shall extend or postpone the due date of any subsequent payment, unless Holders shall otherwise first agree in writing.  Holders shall have the continuing and exclusive right to apply or reverse and reapply any and all payments to any portion of the indebtedness evidenced by the provisions of this Debenture.

ARTICLE II

Section 2.01                      Amendments and Waiver of Default.  This Debenture may not be amended without the consent of the Holders.  Notwithstanding the above, without the consent of the Holders, the Debenture may be amended by the Company to cure any ambiguity, defect or inconsistency, to provide assumption of the Company’s obligations to the Holders or to make any change that does not adversely affect the rights of the Holders.

ARTICLE III

Section 3.01                      Events of Default.  An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within thirty (30) days of the date of maturity of this Debenture; (b) failure by the Company for fifteen (15) days after notice to it to comply with any of its other agreements in the Debenture; (c) events of bankruptcy or insolvency.  Upon the occurrence of an Event of Default, Holders is required to provide the Company with written notice of its belief an Event of Default has occurred.  The Company shall have thirty (30) days from such notice to cure any default.  If the Event of Default is not cured within the cure period, the Holders may, in its sole discretion, accelerate full repayment of this Debenture and all accrued interest or may, notwithstanding any limitations contained in this Debenture, including the restrictions set forth in Section 1.02 hereof, convert this Debenture and all accrued interest hereon into shares of Common Stock pursuant to Section 1.02.

ARTICLE IV

Section 4.01                      Re-issuance of Debenture.  When the Holders elects to convert a part of this Debenture, then the Company shall reissue a new Debenture in the same for as this Debenture to reflect the new principal amount.

ARTICLE V

Section 5.01                      Notice.  Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company:	Midnight Candle Company
79013 Bayside Court
Indio, California 92203

If to the Holders:	Lynn Cole Capital
14835 E. Shea Blvd. Suite 103-621
Fountain Hills, Arizona 85268

Section 5.02                      Governing Law.  This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Nevada without giving effect to the principals of conflict of laws thereof.  Each of the parties consents to the jurisdiction of the appropriate court sitting in the State of Nevada, County of Clark, in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 5.03                      Severability.  The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 5.04                      Entire Agreement and Amendments.  This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein.  This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 5.05                      Counterparts.  This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute one instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Debenture as of the date first written above.

MIDNIGHT CANDLE COMPANY

Signed:

Name:	Patrick Deparini

Title:	Secretary/Treasurer